NSAR ITEM 77O

VK Corporate Bond Fund
10f-3 Transactions


Underwriting #    Underwriting          Purchased From    Amount of Shares Purchased  % of Underwriting   Date of Purchase

1                Equity Office Property UBS Securities      2,000                         0.20%            11/15/00
2                General Electric       Deutsche Bank       2,000                         0.27%            12/5/00
                 Capital Corp.
3                Verizon Global Funding Chase Securities    1,500                         0.04%            12/7/00
4                Burlington Northern	Goldman Sachs       1,000                         0.33%            12/12/00


Underwriting Participant for #1

Lehman Brothers Inc.
Solomon Smith Barney Inc.
J.P. Morgan Securities Inc.
Morgan Stanely & Co., Inc.

Underwriting Participant for #2

Deutsche Bank Securities Inc.
Morgan Stanley & Co. Incorporated
ABN AMRO Bank N.V.
A.G. Edwards & Sons Inc.
Banc One Capital Markets, Inc.
Merrill Lynch, Pierce Fenner & Smith Inc.
Utendahl Capital Partners, L.P.


Underwriting Participant for #3

Chase Securities Inc.
Goldman, Sachs & Co.
Merrill Lynch, Pierce Fenner & Smith
Morgan Stanley & Co. Incorporated

Underwriting Participant for #4

Chase Securities Inc.
Goldman, Sachs & Co.
Banc One Capital Markets, Inc.
ABN AMRO Incorporated
BNY Capital Markets, Inc.
Morgan Stanley & Co. Incorporated